Supplement dated August 21, 2025
to the Prospectus and Statement of Additional Information (SAI) of the following fund:
Fund	Prospectus Dated	SAI Dated

Columbia Credit Income Opportunities Fund (the Fund)	4/17/25	4/17/25
The information in the second paragraph under the subsection "Distributor, Custodian, and Transfer Agent" in the "Summary of the Fund" section of the Fund's Prospectus is hereby superseded and replaced by the following:
JPMorgan Chase Bank, N.A. will serve as custodian for the Fund’s portfolio securities and is located at 1 Chase Manhattan Plaza, New York, NY 10005.
The rest of the section remains the same.
The information under the subsection "Custodian" in the "More Information About the Fund" section of the Fund's Prospectus is hereby superseded and replaced with the following:

JPMorgan Chase Bank, N.A. serves as custodian for the Fund’s portfolio securities and is located at 1 Chase Manhattan Plaza, New York, NY 10005. The Custodian also serves as custodian for the Subsidiary.
The rest of the section remains the same.
The information is the third paragraph under the subheading "Other Services Provided" in the Fund's SAI is hereby deleted and replaced with the following:
Custodian. JP Morgan Chase Bank, N.A. will serve as custodian for the Fund’s portfolio securities and is located at 1 Chase Manhattan Plaza, New York, NY 10005.
The rest of the section remains the same.
Shareholders should retain this Supplement for future reference.
SUP326_07_001_(08/25)